UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

FRISCH’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

OHIO	001-07323	31-0523213
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 GILBERT AVENUE, CINCINNATI, OHIO	45206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     513-961-2660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Compensatory Arrangement

The current Employment Agreement between the Company and Craig F. Maier, the Company’s President and Chief Executive Officer, for the term May 30, 2012 through June 2, 2015 was amended with the approval of the Compensation Committee of the Board of Directors on June 12, 2013. The Amendment to the Employment Agreement is effective May 29, 2013. It provides that Mr. Maier’s performance award as described in Section 4(b) of the Agreement for the second and third fiscal years of the Agreement (beginning May 29, 2013) be authorized under the Company’s 2012 Stock Option and Incentive Plan.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1 – Amendment (dated June 13, 2013) to the Employment Agreement between the Company and Craig F. Maier for the term May 30, 2012 through June 2, 2015 is filed herewith.

Exhibit 99.2 – Performance Award granted May 29, 2013 (under the 2012 Stock Option and Incentive Plan) between the Company and Craig F. Maier is filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRISCH’S RESTAURANTS, INC.
(registrant)

DATE June 17, 2013

BY /s/ Mark R. Lanning
Mark R. Lanning
Vice President and Chief Financial Officer
Principal Financial Officer
Principal Accounting Officer